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                                                                     Exhibit 4.9

                             SUPPLEMENTAL INDENTURE

                         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                    dated as of February 29, 2000, by and among Centennial Puerto Rico Operations Corp. (the "Guarantor"), an indirect subsidiary of Centennial Cellular Operating Co. LLC, a Delaware limited liability company (the "Company"), the Company, Centennial Communications Corp. (formerly known as Centennial Cellular Corp.) and Norwest Bank Minnesota, National Association, a national banking association (the "Trustee"), as successor to the trustee under the Indenture referred to below.

                                  WITNESSETH:

          WHEREAS the Company and Centennial Communications Corp. (the "Issuers") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of December 14, 1998, providing for the issuance of an aggregate principal amount of up to $370,000,000 of 10 3/4% Senior Subordinated Notes due 2008 (the "Securities");

          WHEREAS Section 9.1 of the Indenture provides that the Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee all the Issuer's Obligations under the Securities pursuant to a Guarantee; and

          WHEREAS pursuant to Section 9.1 of the Indenture, the Trustee, the Issuers and the Guarantor are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          1.  Agreement to Guarantee.  Subject to the provisions hereof, the
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Guarantor hereby, jointly and severally with any other future guarantors, fully and unconditionally Guarantees to each holder of the Securities and to the Trustee on behalf of the Holders, subject to the terms and conditions of Article XII of the Indenture: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Security, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Securities, to the extent lawful and the due and punctual performance of all other Obligations of Issuers to the holders or the Trustee, all in accordance with the terms of such Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of any Securities or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses
(i) and (ii) above, to the limitations set forth in the next succeeding paragraph.
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          The Guarantor hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or convey for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, such Guarantor hereby irrevocably agrees that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to the following paragraph, result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

          In order to provide for just and equitable contribution among the Guarantor and any other future guarantors, the Guarantor agrees, inter se, that
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in the event any payment or distribution is made by any Guarantor (a "Funding
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Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a
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contribution from all other Guarantors in a pro rata amount based on the
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Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's Obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee on such Guarantor), excluding debt in respect of its Guarantee, as they become absolute and matured.

          The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, the benefit of discussion, protest or notice with respect to any such Security or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Guarantee will not be discharged as to any such Security except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.1, 8.2 and 8.3 of the Indenture and in "Release of Guarantee" contained herein. In the event of any declaration of acceleration of such Obligations as provided in Article VI of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article VI of the Indenture, the Trustee shall promptly make a demand for payment on the Securities under this Guarantee as provided herein.
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                                                                               3

          The obligations of the Guarantor under its Guarantee are independent of the Obligations Guaranteed by such Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the holders, subject to the terms and conditions set forth in this Indenture, against a Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuers or whether the Issuers are joined in any such action or actions.

          If the Trustee or the holder is required by any court or otherwise to return to the Issuers or any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Issuers or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunctions or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the Obligations Guaranteed hereby.

          The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuers or any other Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the holders against the Issuers or any Guarantor or any collateral which any such holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuers or a Guarantor, directly or indirectly in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of and held in trust for the benefit of, the holders, and shall forthwith be paid to the Trustee for the benefit of the holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Securities. The Guarantor acknowledges that it will receive direct and indirect benefits from the issuance of the Securities pursuant to the Indenture and that the waivers set forth in this Guarantee are knowingly made in contemplating of such benefits.

          Obligations Unconditional.  Nothing contained herein or elsewhere in
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the Indenture or in the Securities is intended to or shall impair, as among any
Guarantor and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, upon failure by the Issuers, to pay to the holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the
Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the
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                                                                               4

Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

          Without limiting the foregoing, nothing contained herein will restrict the right of the Trustee or the holders to take any action to declare the Guarantee to be due and payable prior to the Stated Maturity of any Securities pursuant to Section 6.2 of the Indenture or to pursue any rights or remedies hereunder.

          Release of Guarantee.  The Guarantee issued by the Guarantor will be
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automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person not an Affiliate of the Issuers of all of the Capital Stock in, or all or substantially all the assets of, such Guarantor or the Issuers (ii) the designation of such Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of this Indenture or (iii) the release by the holders of the indebtedness or guarantee (including any deemed release upon payment in full of all obligations under such indebtedness or guarantee), which resulted in the Security being so guaranteed.

          Notice to Trustee.  A Guarantor shall give prompt written notice to
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the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee pursuant to the provisions of this Guarantee.

          This Guarantee Not to Prevent Events of Default.  The failure to make
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a payment on account of principal of, premium, if any, or interest on the
Securities by reason of any provision of this Guarantee will not be construed as preventing the occurrence of an Event of Default.

          2.  Ratification of Indenture; Supplemental Indentures Part of
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Indenture.  Except as expressly amended hereby, the Indenture is in all respects
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ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          3.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
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AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          4.  Trustee Makes No Representation.  The Trustee makes no
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representation as to be validity or sufficiency of this Supplemental Indenture.

          5.  Counterparts.  The parties may sign any number of copies of this
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Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

          6.  Effect of headings.  The Section headings herein are for
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convenience only and shall not effect the construction thereof.
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          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the date first above written.

                                    CENTENNIAL PUERTO RICO OPERATIONS CORP.

                                    by

                                    ___________________________________
                                     Name:
                                     Title:


                                    CENTENNIAL CELLULAR OPERATING CO. LLC

                                    by

                                    ___________________________________
                                     Name:
                                     Title:


                                    CENTENNIAL COMMUNICATIONS CORP.

                                    by

                                    ___________________________________
                                     Name:
                                     Title:
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                                     NORWEST BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, as Trustee

                                     by

                                     ___________________________________
                                      Name:
                                      Title: